Stephen Heit, Executive Vice President and Chief Financial Officer

Lance Funston, Chief Executive Officer and Chairman of the Board

Douglas Haas, President and Chief Operating Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Chris Gavin, Faircourt Evaluations

Eric Landry, BML Capital

Gene Reilly, Investor

P R E S E N T A T I O N

Operator:

Good morning. My name is Jamie and I will be your conference Operator today. At this time, I would like to welcome everyone to the CCA Industries Second Quarter 2018 Investor Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer session. If you would like to ask a question during this time, simply press star, followed by the number one on your telephone keypad. If you would like to withdraw your question, press the pound key. If you are listening through the webcast and would like to ask a question, please dial into the conference call using the numbers listed on the webcast console. Thank you.

Stephen Heit, Chief Financial Officer, you may begin your conference.

Stephen Heit:

Hi, good morning, everyone, and thank you for joining us.

I’ll start by reading our forward-looking statement. Statements that are made today that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors which could cause them to differ materially. For these statements, we claim the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Thank you. Now we’ve got the legal part out of the way before discussing the results for the quarter and year to date, we had-for the three months ending May 31, 2018, we had net sales of $4,222,986 and we had a loss of-net loss after benefit from taxes of $292,320. The main reason we had a loss for the second quarter was due to a reserve that we had to take for a dispute with an international customer. That reserve was $479,000. The effect of that reserve on the P&L is a reduction of the net sales. So, that net sales number of $4,222,000 was lowered by the $479,000, and if that had not occurred, we would have had a profit for the quarter. Compared to the same quarter last year, as I said, sales were $4,222,986 versus sales of $6,111,836, and, again, $479,000 of that difference was the reserve. The bottom line, we had a loss per share of $0.04 per share versus $0.10 for last year. On a year-to-date basis, we showed a net loss of $3,512,980 versus a profit of $885,301.

Just as a reminder, we had in the first quarter of 2018 a write-down and revaluation of our deferred tax assets as a result of the change in the tax law that took place in December of 2017. That caused us to record a tax expense-an additional tax expense of approximately $3,150,000 for the first quarter. That is in the year-to-date number and you’ll be seeing that for the balance of this year.

On our balance sheet, the inventories are up about $518,000, and that was due to excess inventory of the fragrance. Because of the dispute with the customer, we had an order that was supposed to have taken place in the second quarter that did not occur, and so we have extra inventory for that, and for some new items that we are planning on introducing.

You’ll also note that prepaid expenses was higher. Included in prepaid expenses is a holdback that we discussed in the first quarter from Emerson, our prior sales representative, and also handled our order to cash prior to switching to Advantage, and they were holding back as of May 31 about $496,000 against any future deductions. That $496,000 is in the prepaid expense account.

In terms of looking at items that had an effect both for the quarter and for the year, of course the biggest single item was the change in the tax law that caused us to have to write down the deferred tax asset. You can see that on the balance sheet, where it went from $9.5 million to a little less than $6.5 million from November 30 to May 31, 2018.

In terms of other expenses, we did have increased expenses for rent due to the move from our former facility, offices at 65 Challenger Road, to smaller offices, and we had to-and we sub-let out the old offices, but under the GAAP rules, we had to expense the entire rent differential all at one time. That was an expense of almost $95,000 in the six-month numbers, plus we had an additional real estate commission of $24,000 that we had to pay for the sub-lease.

Those were the bigger items in terms of expenses.

Looking at sales for the quarter, the big difference, of course, was the fragrance category that we talked about, I mentioned before, was a dispute with the distributor, and we are looking to find a new distributor to replace that distributor, but last year we had net sales of about-almost $348,000 for the quarter, whereas this year, not only did we not have sales, but we had to take the write-down of the AR with that customer, so we showed negative net sales of about $489,000.

The other category that was off was Oral Care. Last year, we had net sales of $2,291,000. This year is $1,629,000. However, the Company does have some exciting new products that it’ll be coming out with, and I’ll leave that to our CEO, Lance Funston, to discuss, in terms of what we’re doing with new products and the effect that that will have, which you’ll mainly see in fiscal 2019. We have mentioned before that this year is a bit of a rebuilding year, with a switch from Emerson to Advantage, which had an impact in the first quarter with sales, and the main impact, in terms of a positive impact that we’ll see from making that switch, will show up in fiscal 2019.

With that, I will turn the call over to our CEO, Lance Funston, and Doug Haas, our President, is also on the phone. So, I’ll turn it over to Lance now to talk about marketing and new products.

Lance Funston:

Thank you, Steve. I don’t think we have a lot of good news in this quarter, for sure a bunch of bad news, but I will say prospectively, which I don’t know how much prospectively I could speak, but to the extent that we’re addressing the issues that we need to address to build a better future, that’s all we can do. Certainly, the fragrance business, which I had no decision in getting involved in, is a little bit of a hybrid, in the sense that one distributor in Jeddah-I believe that account is some 30 years in duration, 25 or 30-and no one in the Company had actually examined that relationship to any depth. So, I went to Jeddah over the holidays to visit with those folks to see how the brand was doing. The good news is that in a general survey of the marketplace the brand is well known. In terms of the relationship with the distributor, the distributor was somewhat concerned, as they have claimed that the last batch of product did not meet specification. Now, I could probably spend a lot of time on this subject, but let’s just say that we have disagreed with them, but to the extent they haven’t paid and we have inventory, we have to write down, we’re following accountant’s rules, but I believe the brand is actually in sufficient demand in the area. If they don’t clean up their act, we’ll find somebody else to help us distribute it.

With regard to the other issue that has plagued us for years, it seems as though under the prior regime, in order to prop up sales from quarter to quarter, Management would sort of take a blind eye and sell to distributors that called themselves international, even though the goods were actually being purposed and then repurposed into the Internet under diversionary tactics that do not capture our margin, but in fact some of which were as much as 40% off of our list price. Collectively, those margins need to be fixed, and can be fixed, but it’s very painful, because the only way you can fix them is actually to do what we’re doing, is just decline the off-order. Doug is implementing that strategy in order to put new distribution agreements in place, and if the vetting determines that the distributor does not have legitimate domestic brick-and-mortar presence, in fact is diverting the product to other places, i.e., the Internet distributors, and undermining our prices, so we actually have no ability to compete with ourselves, because the prices are substantially below what we typically sell a product for, the only thing we can do is just decline the offers-we probably turned down about $400,000 worth of business in the past quarter-and just tell the distributor “pound sand,” as they say, because they’re just not at prices we can afford to sell at. The end result is, we hope, that by restoring margins, it would not take even level sales performance to reach a better bottom line, because our margins at this point are eroded substantially, I’d guess, between $1 million and $2 million in margin loss have been going out the window in this first and second quarter.

On the Internet strategy itself, I think it’s too early to tell where we’re going to end up there, but I do believe that we have much better digital presence, we’re showing up. We’ve tested some strategies with our Bikini Zone product. I think those strategies would indicate that, at least in some of the accounts, specifically Target, it’s having a positive effect, with Target sales of Bikini Zone up 40% in the quarter to date.

As it relates to new products, I think I mentioned this in the first quarter, our Oral Care category is probably our weakest at the moment, with Plus White just getting tired over time, without the introduction of a new product. Our Oral Care Committee, comprised of three leading dental educators at Penn University, have designed, and we have now in the process of spec’ing, a new polish product which is going to utilize the prophy materials that the professionals use when they clean your teeth, and we’re converting it into a home unit, and it should be selling in the $10 to $15 range, so it’s affordable. Like the classic Gillette model, you have to replace those prophy cups over time, so the retailer makes extra money, and we do, too. I think that product could have a potential of restoring our Oral Care brand.

As far as the Bikini Zone brand is concerned, I think, you know, sales are down modestly. I think the category has been down overall and we are holding our own.

Sudden Change still remains pretty robust, but we have new SKUs that we’re going to introduce in Sudden Change, I believe could, in fact, improve our performance here, as well.

As far as Porcelana is concerned, one of our other major brands, that’s in a licensing arrangement with a company that I control, Ultimark Products, and that brand is up double-digits year-over-year. I believe the new product, a hand cream using the Porcelana trademark will also stand the test of time.

Now, the new products, I’m not sure that Steve can-that we could accurately describe the products in glowing terms until we actually deliver to investors some performance. The two SKUs in the new Bikini Zone line that we placed in Target and CVS have both done very well, they had to reorder. So, I guess, at least in terms of initial reaction, I think we’re pointing our energies in the right direction, at least I hope so, but rather take the time today to addressing the issues our investors would like addressed, and certainly for the moment I’m liking my investment in CCA, mainly because I’m following the marketplace very closely, and the transactions I’m pursuing at the moment are in the 3 to 3.5 net sales range, and if our sales can be restored to historic levels that gives us an enterprise value I’m happy with, but every investor on this call must make that decision for themselves, obviously.

Any questions or any other issues, Doug, you’d like to address here?

Douglas Haas:

No, I think you’ve pretty well covered all of the activity that’s been going on. Albeit, as of May, not delivering great top line, but very excited about what the future is going to bring, because this clean-up process, it’s brutally painful, but you have to do it if we’re going to get our products into the marketplace, that we can control the pricing on, and at the end of the day deliver quality products guaranteed to our consumer base and protect the brands’ reputation and the quality of brands, and, again, realize the profitability to our bottom line instead of somebody else’s. This clean-up process of shutting down these non-box store, non-retailers that have been buying our product at great margins and reselling it on the Internet, and undercutting the Amazons and undercutting the Walmarts of the world, it is painful, but we’re going to get there and we’re going to be much better off at the end of the day. We do have a plan in place that we’re exploring with a couple different major online retailers, that we’re trying to do some-I don’t know if I can say this or not, Steve, without mentioning names-that we’re trying to do some exclusive deals with to control that marketplace better. We don’t have the bandwidth to chase this, but there’s people out there who specialize who do, and we’ve met with a couple of them and they love our brands, they know our brands, and they’re willing to work with us to control that marketplace, because you have to believe that that’s a big chunk of the future, it’s where it’s going, and it’s where the millennials are at.

Stephen Heit:

One of the things I would just add, to buttress that, is that if you looked at the first quarter, our cost of goods as a percentage of gross sales, which factors out the returns or the reserves that we had to take, the first quarter was 38.2%, but in the second quarter, our cost of goods has dropped now to 33.9%. In fact, last year, the second quarter cost of goods was 34.3%. So, we’re seeing an improvement in the cost of goods, which is really due to the work that’s being done to boot out the unprofitable accounts.

Douglas Haas:

It’s a dilutional effect on total profitability. It hits us both ways. It hits us in our bottom line and it hits us in the marketplace. Yes, good point, Steve.

Lance Funston:

Steve, you going to open it up for questions?

Stephen Heit:

Sure.

Operator:

At this time, I would like to remind everyone, in order to ask a question, press star, then the number one on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.

Your first question comes from Chris Gavin (phon) with Faircourt Evaluations (phon). Your line is open.

Chris Gavin:

Hi, guys. First of all, I’m a little bit disappointed that in your press release you really didn’t get into the-discuss the real gravity of the problems facing the Company, kind of making it seem like the problem was just largely the result of this reserve, when in actuality I see a host of problems in a number of categories. That being said, I’m wondering if you’ve really explored all of your options in this toothpaste line, this Oral Care line? Have you looked into, like, new flavors, like a Cajun style, for those who might prefer something like that, a Cajun style toothpaste?

Lance Funston:

I didn’t know there was such a thing.

Chris Gavin:

I just thought I would throw that out.

Lance Funston:

Yes. Well, let me say this. The toothpaste business became so competitive, between Colgate and Crest firing shells at each other, it became a commodity, and I don’t care what flavor you use, you’re not going to make any money in toothpaste. By the time I got involved in the Company, they basically were down to about one account, and that one account was giving the product limited shelf exposure, and the result was simply the toothpaste died. As far as the international market is concerned, I think we’ve got a fairly decent business there. But, for the most part, Plus White, I think hit the nail on the head, actually, in terms of the real-all the other brands are really substantially where they should be at this point, but Plus White, the Oral Care line really needs a kick in the butt, and the kick in the butt is not going to be in the toothpaste category, we just have too many people fighting for that space, but this polish product, I think, is the only whitening-related product not on the market at the moment, and I think the Oral Care Committee nailed it. This is a product that you basically take a very minor commodity-minor quantity of the pumice-based prophy cup material. It takes a couple 3A batteries to fire this thing up and it spins on the tooth. At the end of the day, it’s removed any excess blemish you had from smoking or drinking wine or coffee, plus it gives the tooth a much better refractory characteristic. In fact, the light reflection off the teeth is truly amazing. I’ve seen it work in control group testing. It’ll be on the market in early ’19. We’ve already gotten an order from Walgreen’s. I think Walmart-I’m hoping, let’s say, that Walmart considers it, as well. With those two accounts alone, we could promote it on TV and get busy.

Chris Gavin:

Well, you know what, I-

Lance Funston:

I think no matter how-although I’d say Cajun is probably the only flavor we haven’t looked at, and I grew up in Texas, so I’d actually know. I’d love Cajun flavored toothpaste.

Chris Gavin:

I was kind of being a little flip about that.

Lance Funston:

That’s all right.

Chris Gavin:

Actually, I think you guys are probably very nice guys, but I’ll be very honest, I’m very disappointed from the standpoint of the conference call that you guys had last quarter. I don’t think you were very forthright in treating us as partners and giving us the real sense of where this business-the entire business has really been headed. You would get the sense, from reading the transcript of your last quarterly conference call, that really the disappointing sales were really, you know, a lack of fulfilment of orders because you were switching distribution centers, you know, this is all going to get back on track, and then all of a sudden we start seeing all of this stuff, okay? Then, I see a conference call-I mean, a news release where you say, “Well, you know, this is really a dispute with an international customer. We may get this resolved, we may not,” when we’re seeing problems in a lot of other areas that most investors will not see until they listen to this conference call or read the transcript, and I think you guys should really reconsider the way that you’re dealing with your partners, the shareholders, in the future, and that’s all I have to say about that, and I wish you guys good luck. Thank you.

Lance Funston:

The point is well taken. I think you make a very good point.

Operator:

Again, that’s star, one if you would like to ask a question. Your next question comes from Eric Landry with BML Capital. Your line is open.

Eric Landry:

Good morning.

Lance Funston:

Good morning.

Eric Landry:

I’d like to get a little color on how things are going in the switch to Advantage from Emerson, please.

Lance Funston:

Doug, do you want to handle that, because I think operationally you’re handling this.

Douglas Haas:

We’re completely free from the Emerson business model. We’re completely 100% operational under the new business model, which is Advantage’s Sales and Marketing is handling our sales representation on the front end. They’re also handling our back-of-the-house order to cash processing. Our 3PL warehouse that we’re now directly contracted with is fully operational, has been since January/February. January, they were operational. We had the loss of sales in January because of the trade reacting to switching from ordering from Emerson directly to CCA Industries. So, we’re 100% up and running and monitoring it close. Now, the trailing issue with Emerson is that the reserve that Steve has spoke about is they have the right to reserve and hold back some of our collections based on liabilities that they perceive to be in the marketplace for returns and things that might trail on for the next 12 months, but beyond that, we have no interaction with the Emerson group going forward.

Eric Landry:

We do get that money back-

Lance Funston:

But that does not speak to the issue you’re concerned about in terms of sales. I believe that the squeaky wheel gets oiled if you pay attention to it, it really applies with a company the size of Advantage, and I think that our new Sales Team is going to have to prod them a little more aggressively to get them to focus on our business, but I think over time we made a good decision. I know, from an operational standpoint, Doug’s happier, and from a sales standpoint at the moment, it’s kind of show me the money. I mean, they’re not taking the heat for the loss of sales, we are, as the Management Team, and that’s no fun, to sit here and take that criticism, but I think it’s justified, and I think the prior caller who said, “You’re understating, or you’re not perhaps explaining in more depth the issues we’re confronting,” you’re going to get painted with one brush or the other, if I may inject. One is going to be the “Why are you making so many excuses for poor performance?” and then the other brush you get painted with is the “Why aren’t you telling us more about what your plans are going forward?” The reality is, I think, at this point, it’s taken us quite a while to even figure out what our major issues were. I took responsibility for the Company four years ago and I’m doing the best I can under the circumstances, but it’s not a picnic out here, I’ll tell you that, and retailers are certainly shooting themselves in the foot as often as they can, and we have to deal with that. I’m hoping that our Internet fix is going to get us around some of that inconsistency in performance at the shelf level.

I’m not sure if any of that addresses your issue, but I think all we’re doing is taking the directions that we think make sense and hope that they pan out. I think Doug-I think all three of us believe we’ve done that.

Eric Landry:

I believe that one of the main reasons for switching was that Advantage was going to get you into the grocery space, and I haven’t heard much about that lately. So, is it still likely that you’re going to penetrate the grocery space with Advantage, or is that now sort of a back-burner type of goal?

Lance Funston:

Well, I had always assumed-and this is just a lack of knowledge probably more than anything else, but I had always assumed that the selling cycle was not as prevalent in grocery as it is in the big box; i.e., big box would review Oral Care category, they’d be reviewing it in June and July, some would trail into early August, and then they’ll reset that product at the first quarter of the next year. Soon, there’ll be interim reviews at grocery that will give us a chance to penetrate grocery on a fast-track basis. Now, that has not happened to date, to my knowledge. If the Sales Manager were on the call, I’m sure he’d second that. But, apparently, groceries adopt a similar strategy in terms of cycle. It may not be the same date, but, in reality, you cannot jump ahead of their calendar. So, at this point, I’m being asked to be patient. I’ll ask you to be patient, but not much longer. That’s all I can say. In other words, I’m not thrilled with the penetration of groceries any more than anyone would be, because I had assumed that they had the magic answer.

Certainly, they have the penetration. Whether they get our products in, it simply turns out to be a function of calendar, and by the time they inherited the responsibility, many of the categories had been reviewed and decisions made without us being in the mix, and here we sit waiting for the next sell down.

Eric Landry:

So, Lance, it sounds like to me, based upon the last couple of answers, is that what the switch has given the business so far is a bunch of disruption, yet there hasn’t been much benefit …

Lance Funston:

That’s fair.

Eric Landry:

… and it doesn’t look like there’s going to be much benefit in the near term, either.

Lance Funston:

Well, yes, if you’re thinking near term, i.e., this year, I think you’re right. If you’re talking about the first quarter of next year, I think we will see some substantial improvement in the first quarter of next year, because that’s when they’ll be cutting in the commitments they make this year. For the most part, the jury’s not in with the verdict on whether it was a brilliant move. The jury is in on whether it was a good move. It was a good move. Is it brilliant? Not until I see enough new business to say it’s brilliant. Nothing you could pound your drum about so far.

Eric Landry:

I don’t quite understand there. How could it be a good move if, one, it caused significant disruption and, two, I think you just said that your sales staff have to work harder at prodding these guys to work for you. I don’t understand how those are good moves.

Lance Funston:

The second part of that is in our control to do something about it, but the reality is Emerson couldn’t get arrested at a grocery store. Literally, we had no presence at all. We gave Emerson a pretty robust grocery business. We had a couple million sales in that category. When we pulled the account, it went down to zero. We’re not losing any more ground, if that’s any consolation, and I do think we have active presentations underway this summer that will result in first quarter sell-ins, but as far as-

Douglas Haas:

I think there’s-I’m sorry to interrupt, but there’s a couple of other points I want to make as it relates to the immediate benefits from moving away from Emerson, the first of which is we spoke earlier about these loss leader sales that were happening under our watch with these huge discounts. Those were rather transparent under the Emerson model, because they were coming in as Emerson sales. So, we were quickly able to identify where we were bleeding into the marketplace and take immediate action to fix those. That was one immediate benefit.

The other big benefit that’s happening right now as we speak is the Internet and the Amazon business. When we went to the Amazon business-Steve, correct me if I’m wrong-CCA, when we went to Emerson had about a $250,000, $300,000 business. That was back four years ago. Think about how much Amazon-

Stephen Heit:

Yes, it was actually closer to $0.5 million.

Douglas Haas:

Half a million. Think about how much Amazon has grown in that time. In the meantime, we completely lost all Amazon business and all of our items were dropped from Amazon. Two reasons for that. One, Emerson had no presence in the Amazon selling world and they struggled for years to try to fix that and put pieces in place to understand and be able to manage and maintain the Amazon business and they couldn’t. So, that was a big loss out of the gate. Secondly, the bleeding of those sales out the back door, that were rather invisible to us, were hurting right back into-there was a double-edged sword there. So, we’re losing the Amazon business and we’re back feeding it at undercut pricing. That’s hurting us on both fronts. So, those are two immediate things that-you know, we’re a rather small Management Team, we’re working quickly and hard to do all those things, so, again, I ask for your patience. We’re getting there. I know these are tough times, but it’s going to get better.

Stephen Heit:

Just to add to that, we took-while we were hoping for some short-term improvement, we have had a longer view of this. Yes, this has been painful, but we did this for the future benefit of having increased sales, and we knew that the main benefit wasn’t going to show up until fiscal 2019. We knew that there would be some sales that we were hoping to get in 2018. We, unfortunately, had a bumpier transition than we thought we would have in the first quarter going from Emerson to Advantage. But, that being said, continuing on from there, we do think that we made the right decision, in that in fiscal 2019, you’ll start seeing the results of this, whereas if we had stayed with Emerson, you might have seen a 2019 that was continuing to go downhill. We had to make changes to change this business, and fundamental changes in our business model and how we approach sales, and we could not do that with the way we were working with Emerson, and that’s why we switched to Advantage. This is not an investment for short-termers. This is an investment where you’re going to have to keep the eye to the future of this Company, and in 2019, we do anticipate things being a heck of a lot better than they are right now.

Eric Landry:

All right, thanks. I just have a couple more. So, the clean-up process that I think Doug mentioned, how many quarters into it and how many quarters do you think are left?

Stephen Heit:

Well, first of all, we’ve had two quarters into the switch-over from Emerson to Advantage. I noted in the press release we do expect to be profitable in the third quarter onwards. There is going to be an impact for the balance of this year due to the fact that we don’t have fragrance sales at the moment. We are hoping to get things straightened out with a distributor who can pick up the ball on those fragrance sales, which were actually growing over the last few years and we were actually originally anticipating a nice increase for 2018, because that business has been a growing business over the last few years. Once we get that back on track, that will be a big help to getting our sales back to where they were.

Lance Funston:

In terms of the enterprise value of the Company, I don’t think that fragrance business means anything, because I believe any prospective buyer of the Company down the road would look at the business as an outlier if it isn’t consistent within the other core categories, our core competence of the Company. So, if I were buying this Company from scratch, as I did the underwriting initially, I discounted the hell out of the fragrance business, because I don’t think-I didn’t feel that long term that was where the Company should be, and, frankly, the margins weren’t great, aren’t great, and we have no promotional control over what happens in the Middle East, nor do we have any knowledge that would allow us to get ahead of the curve in terms of product development. What I know about the Middle East fragrance business you could put on the head of a very small pin, zero.

Eric Landry:

Okay. I have more, but I’ll get back into queue, so whoever else wants to go, please go.

Stephen Heit:

I think you can keep going, because there’s no one else in the queue at the moment.

Eric Landry:

Okay. We heard about Nutra Nail last call, not much this call. Are the new products progressing as they had been described in the prior call?

Lance Funston:

Probably, the only grocery account that-and that’s where that core product continued to have business-has been re-established, and that was Harmons, and I think the-I think the number of presentations that I went through at ECRM would indicate that there’s enough interest there that we should be able to re-establish those core-is it four or six products we have, maybe six, Doug? I think those products will be back on demand this year again. As I’m understanding the slotting calendar for grocery, the real impact is going to be Q1 next year. It’s not a category that we should have ever gotten out of, but it’s a category that we should not invest a lot in, again, because it’s very competitive, and we’re just not there in terms of volume.

Would that be about where you see it, Steve, are we pretty much back where we should be, but we haven’t really moved the dial yet?

Stephen Heit:

That’s correct.

Eric Landry:

Okay. Well, it seems to me that the tone of the discussions surrounding Nutra Nail this call is a little bit different than it was last call, which I gather is justified because you’ve seen more data or something along those lines. Would that be accurate?

Douglas Haas:

I don’t know that I would completely agree with that. We’ve picked up about-out of the six SKUs, two were immediately picked up by previous existing customers. The product is being presented. We’ve had a lack of conversation on these calls because other pressing items, I think, were more important to get out and speak about. Still, the brand is a very good brand. Six core SKUs are out there being presented to the trade, and it is getting picked up and growing some legs under it.

Eric Landry:

Okay, and then I think-

Lance Funston:

I think that’s one of those categories-is it Eric who’s still on the call?

Eric Landry:

Yes, yes.

Lance Funston:

This is one of those categories, Eric, where you really don’t-you’re not looking-you can’t be looking for a home run, unless you want to take a big risk. The Company tried that a couple of times, once with color, cost them $6 million, and once with health-related products and it cost them $4 million. What we’re doing is we’re just trying to get a few singles here and build some core revenue, so we don’t have to count on a phenomenal new product to carry the top line. We’ve just produced a product that we used to sell fairly reliably, called Pain Bust R. I believe it just came out of the factory. Now, that won’t be a big number. Pain Bust R, though was a great trademark. It did have a good core business in history and I think, call it $0.25 million, $0.5 million a year. At least, it’s a category that’s proven itself. That’s where we’d like to focus our energies now. Products, like Nutra Nail, if we were saying it was going to save the Company at the last investor call, somebody had to be smoking something.

Eric Landry:

Okay. Lastly, the press release mentioned the lost distribution in Plus White. Was that brick-and-mortar distribution that was lost?

Lance Funston:

Yes, Family Dollar.

Eric Landry:

Okay. That’s all I had, thanks.

Lance Funston:

And Emerson, for example, we may not be making great strides initially with Advantage, but they don’t surprise us after the fact. We just did a big run of inventory to Family Dollar’s spec with a unique configuration, not much margin, but we were making money. We find that they’d already pulled the plug four months before and Emerson just hadn’t had a chance to tell us, and I don’t think that’s going to happen.

Eric Landry:

Did you mention that you’re back in with Family Dollar or you’re done for good with Family Dollar?

Lance Funston:

No, we’re not back in.

Eric Landry:

Okay. Is it likely you’ll get back in?

Lance Funston:

No, that’s lost us distribution and I don’t think-given our strategy now, I don’t think Management would underwrite that sale again, because, again, if we don’t start improving margin, we’re not going to improve enterprise value, and if we don’t improve enterprise value, I’m not a happy camper, because I’m 75 years old, I don’t want to be hanging around here forever.

Eric Landry:

Right, thanks.

Lance Funston:

Okay, thank you.

Operator:

Your next question comes from Gene Reilly (phon), an investor. Your line is open.

Gene Reilly:

Thank you. Before, you mentioned that some of your distributors were, I guess, virtual distributors, as opposed to brick-and-mortar, repurposing your products, and I’m just curious, how many distributors do you have in your book, and out of them, how many of them have you actually touched base with to make sure that they’re brick-and-mortar going forward?

Lance Funston:

If you’re hearing a pause, we’re probably deciding who the hell-where that number comes from. The way we’ve approached it, I think, to date has been when an order comes in, which we used to not see because it was sort of behind door number three at Emerson, but now when an order comes in, we’re looking at the margin, looking at the price list, and if it deviates substantially, then we send a new distribution agreement to that account. I’m going to guess 20 to 30 accounts we’ve probably touched so far. We send them the agreement and say, “Love to do business with you at a reasonable discount off list,” where the Sales Manager, an Advantage manager authorized by me to make that no more than 10%. If they accept that, and then they accept the provision in the agreement that says they’ll sell through brick-and-mortar or offshore to a designated territory, we go forward, and if not, we just cancel it. In some cases, Doug or the Sales Manager would just call up and tell them that we don’t believe them. If they want to order and Doug had recently determined-if they want to order more product than exists in the entire country, than the population of the entire country that they say they’re selling it in, we get suspicious and we’re just going to cut them off. So, it’s probably, I would say-Doug, wouldn’t you say at this point we’re maybe 70% through the exercise, or am I being a little bit optimistic there?

Douglas Haas:

I would say you’re accurate, 70%, 80% through the whole exercise, and more importantly, out of that 70% or 80%, the 80/20 role, 20% percent of them were the major players and we’ve identified those and contacted those, and in most of those cases discontinued doing business with them, which has been the hurt. I will say you have to be very careful, though. We’ve a very nice toothpaste business, if you can imagine, in South America. That business, as a product line, is not the most profitable of our product lines, but it nets out on our international business, which is about $240,000 a year, $250,000 a year. That whole product line for international business of toothpaste nets out to 40% profitable. So, we’re being very careful how we do this. It’s just a matter of making sure it’s not coming back at us domestically and hurting us in the domestic market that we’re most concerned about.

To Lance’s point, we get orders for in Europe for Bikini Zone that were being filled previously for small countries that there’s just no way, and I mean some of the active ingredients shouldn’t even be sold in the countries, so we’re trying to be responsible in that light, too. Although it’s (inaudible), we don’t have liabilities, but, again, we’re just trying to really manage the business a lot tighter now and it’s caused a lot of pain, but we’re getting there and we’re doing it.

Lance Funston:

Yes, we’re not-our bonuses are non-existent at the moment, so we’re the only ones that’s paying so far.

Gene Reilly:

Okay. Yes, I was just concerned that, you know, you don’t need to sell a lot of products to somebody who’s going to sell at no margins to have customers and say, “Hey, I saw it at a yard sale. Why should I pay full price at CVS?” you know, and that’s-

Lance Funston:

Absolutely, and that’s that second tranche of pain that Doug was talking about, where not only are they undermining the price on the Internet, but that competitive advantage you’re getting by picking the product up at those outrageous discounts is really hurting us at retail.

Gene Reilly:

Right. So, that’s why I was wondering how many distributors do you actually know are real versus all of your distributors, and what’s your timeframe for touching base with everybody on your list.

Lance Funston:

I think we just-in our negotiations with one of the firms that we’re looking at for possibly a JV relationship, where they would essentially take us to the Internet and make us more competitive, I think our estimate was that in another 90 days we could probably get, let’s say, 90% of that problem behind us. Until some of these guys cycle through the inventory they have, they won’t need more product and we won’t hear from them. That’s another issue. The quality of the product gets undermined when some of these firms who will accept a nominal profit margin entirely, because they have no personnel, they’re just pressing and button and passing it on to somebody else, those guys are just killing us.

Gene Reilly:

Yes, maybe just hire somebody, even like a high school kid or a college kid for summer and say, “Search the Internet for our products. When you find one with a low price, find out who’s selling it,” and then trace it back to your distributor list and then next year don’t sell them anything.

Lance Funston:

Yes. See, Doug, I told you that was really below my pay grade. I order probably 20 products a week, mainly to find out not just what price, but I want to see what the quality of the product is like. In some cases, we’ll find a product that’s five or six years old and should never be sold at this point because it’s long since expired. That really hurts your-that hurts you in the marketplace in a hundred ways.

Gene Reilly:

Well, thank you. Good luck.

Lance Funston:

Thank you.

Operator:

There are no further questions at this time. I will turn the call back over to the presenters for any final remarks.

Stephen Heit:

Thank you, and we appreciate everyone joining us on this call, and we’ll be having our third quarter call in October, when we file the financial results then, and hopefully we will be presenting much better results for the third quarter.

Lance Funston:

Thanks, guys. Talk to you later.

Douglas Haas:

Thank you.

Operator:

This concludes today’s conference call, you may now disconnect.